UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 21, 2018

NATURAL GAS SERVICES GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

508 West Wall Street, Suite 550
Midland, TX 79701

(Address of Principal Executive Offices)(432) 262-2700)

(Registrant’s Telephone Number, Including Area Code)N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 21, 2018, Natural Gas Services Group, Inc. (the “Company”) held its 2018 Annual Meeting of Shareholders (the “Annual Meeting”) at which three proposals were presented to shareholders for consideration: (1) the election of two Directors to serve until the Annual Meeting of Shareholders to be held in 2021, or until their successors are elected and qualified; (2) an advisory vote on executive compensation of the Company’s named executive officers; and (3) a proposal to ratify the appointment of BDO USA , LLP as the Company’s independent auditors for the year ending December 31, 2018. These proposals were described in detail in the Company’s definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 30, 2018.

(1)Election of Director: The nominees for election to the Board of Directors set forth below was elected by the shareholders by the following vote:

Director Nominee
	For	Against and Authority Withheld	Abstentions	Broker Non-Votes
David L. Bradshaw	9,630,345	1,599,218	573,860	1,308,106
William F. Hughes	10,628,719	600,844	573,860	1,308,106

(2) Advisory Vote on the Executive Compensation of our Named Executive Officers: The compensation of our named executive officers was approved by the shareholders by the following vote:

For	Against	Abstain	Broker Non-Votes
10,510,164	597,152	122,247	1,308,106

        (3) Ratification of Appointment of Independent Registered Public Accounting Firm: The proposal to ratify the appointment of BDO USA, LLP for 2018 as our independent registered public accounting firm was approved by the shareholders by the following vote:

For	Against	Abstain
11,830,565	307,021	400,083

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Dated: June 27, 2018
	By:	/s/ Stephen C. Taylor

Stephen C. Taylor
President & Chief Executive Officer